POWER OF ATTORNEY


Know all by these presents, that the undersigned hereby constitutes and appoints each of Mark A. Alexander, Robert M. Plante, and Paul Abel signing individually, his true lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4
and 5 in accordance with Section 16 of the Securities Exchange
Act of 1934 (Exchange Act) and the rules of the Securities and Exchange Commission (SEC) thereunder (Rules);

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the filing of such form with the SEC, the New York Stock Exchange and such other agencies or persons as may be legally required; and

(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorneys-in-fact, may be necessary, appropriate or desirable to comply with the applicable requirements of Section 16 of the Exchange Act and the Rules.

In connection with the undersigned?s holding the position of officer or director of Suburban Propane Partners, L.P. or any of its affiliates.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power or substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with
Section 16 of the Exchange Act and the Rules. This Power of Attorney shall not be affected by the subsequent disability or incompetence of the undersigned.

This Power of Attorney shall remain in full force and effect for so long as the undersigned shall be required to file any of the aforesaid beneficial ownership reports pursuant to Section 16 of the Exchange Act and the Rules unless earlier revoked by a written instrument signed by the undersigned and delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 23rd day of March, 2007.

/s/WILLIAM E. ANDERSON
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Signature

William E. Anderson
_________________________________
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